UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2011

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt Moscow, Russia	125284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6347

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 20, 2011, CTC Media, Inc. (the “Company”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with MTG Russia AB (“MTG”) and Telcrest Investments Limited (“Telcrest”).  The Stockholders’ Agreement was entered into in connection with the proposed sale by Alfa CTC Holdings Limited (“Alfa”) and purchase by Telcrest of all of the shares of capital stock of the Company owned by Alfa (such purchase, the “Telcrest Purchase”), and will become effective only if and when such sale and purchase is consummated.  CTC Media understands that Telcrest is a newly formed entity owned by Mediaset LLC, CJSC National Media Group, Itera Media Limited, Abit Holdings Limited and OJSC Surgutneftegas.

Pursuant to a Termination Agreement dated May 20, 2011 (the “Termination Agreement”), the Company, MTG and Alfa have agreed to terminate the Stockholders’ Agreement, dated as of May 12, 2006, as amended (the “Prior Agreement”), effective upon and as of the consummation of the Telcrest Purchase.  In accordance with such Termination Agreement, if, but only if, the Telcrest Purchase is consummated, the Prior Agreement shall terminate and no party thereto shall have any surviving obligations, claims, rights or duties thereunder.  The Stockholders’ Agreement supersedes and replaces the Prior Agreement only in the event that the agreement for the Telcrest Purchase is entered into and becomes effective, which remains subject to various conditions and approvals including regulatory approval.

The Stockholders’ Agreement contains agreements among the parties with respect to certain governance matters, including voting, the election of the directors of the Company, approval of material transactions, restrictions on purchases of capital stock of the Company, certain restrictions on the transfer of shares and other matters.

The description of the terms of the Stockholders’ Agreement and the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 8.01.    Other Events.

The Board of Directors of the Company has adopted a resolution approving, for purposes of Section 203 of the Delaware General Corporation Law, the acquisition by Telcrest of shares of the Company’s common stock representing more than 15% of the outstanding stock of the Company and providing that Telcrest will not become an “interested stockholder” as defined by Section 203.

Item 9.01.                                          Financial Statements and Exhibits

(d)         Exhibits

10.1	Stockholders’ Agreement, dated as of May 20, 2011, by and among the Company, MTG Russia AB and Telcrest Investments Limited

10.2	Termination Agreement, dated as of May 20, 2011, by and among the Company, MTG Russia AB and Alfa CTC Holdings Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: May 20, 2011	By:	/S/ BORIS PODOLSKY
		Name:	Boris Podolsky
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stockholders’ Agreement dated as of May 20, 2011 by and among the Company, MTG Russia AB and Telcrest Investments Limited

10.2	Termination Agreement, dated as of May 20, 2011, by and among the Company, MTG Russia AB and Alfa CTC Holdings Limited